UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2013

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Maryland (Aviv REIT, Inc.) Delaware (Aviv Healthcare Properties Limited Partnership)	001-35841 (Aviv REIT, Inc.) 333-173824 (Aviv Healthcare Properties Limited Partnership)	27-3200673 (Aviv REIT, Inc.) 35-2249166 (Aviv Healthcare Properties Limited Partnership)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with the offering of the Notes (as defined in Item 8.01 below), Aviv REIT, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not been previously reported (including certain supplemental and revised disclosure regarding the Company’s business), is excerpted from the confidential preliminary offering memorandum dated October 10, 2013 that is being circulated in connection with the offering of the Notes.

Item 8.01. Other Events.

On October 10, 2013, the Company issued a press release announcing that its majority-owned subsidiaries Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation intend to offer $250 million aggregate principal amount of Senior Notes due 2021 (the “Notes”). The Notes will be offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed or furnished herewith.

Exhibit No.	Description of Exhibit

99.1	Excerpts from the confidential preliminary offering memorandum dated October 10, 2013

99.2	Press release dated October 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2013	AVIV REIT, INC.

	By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

Date: October 10, 2013	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

By: Aviv REIT, Inc., its general partner

	By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Excerpts from the confidential preliminary offering memorandum dated October 10, 2013

99.2	Press release dated October 10, 2013

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